Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is made and entered into as of August 27, 2025, by and among EZGO Technologies Ltd., a British Virgin Islands business company (the “Company”), and the undersigned hereto (the “Holders”, each, a “Holder”, together with the Company, the “Parties” and, each, a “Party”).

RECITALS

WHEREAS, each Holder currently owns warrants issued and dated September 13, 2023 as set forth in the Schedule A (the “2023 Warrants, ”and the 2023 Warrants held by such Holder, “Existing Warrants”), each of which is exercisable to purchase one ordinary share of the Company, par value $0.04 per share (collectively, the “Ordinary Shares”), pursuant to a registration statement on Form F-3 initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2022 (File No. 333-263315) (the “Registration Statement”) and declared effective on November 30, 2022 by means of a prospectus supplement filed with the SEC on September 13, 2023, related to the Registration Statement.;

WHEREAS, subject to the terms and conditions set forth herein, the Company and each Holders desire to cancel and retire all of the Holders’ Existing Warrants in exchange for an aggregate of Ordinary Shares (the “Exchange Shares”) and/or pre-funded warrants, each to receive one Ordinary Share, in the form set out hereto as Exhibit A (the “Exchange Warrants” and collectively with the Exchange Shares, the “Exchange Securities”), in such number as set forth in the Schedule A, provided that the aggregate number of Exchange Shares and Exchange Warrants for which such Holder’s Existing Warrants are exchanged shall equal two point two five times of the number of Ordinary Shares underlying such Holder’s Existing Warrants (the form of Exchange Warrants set out in Exhibit A and this Agreement, are collectively referred to herein as, the “Transaction Documents”); and

WHEREAS, the exchange of the Existing Warrants for the Exchange Securities (the “Exchange”) is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Exchange

Section 1.1 Exchange of Existing Warrants. Upon the terms and subject to the conditions of this Agreement, each Holder hereby conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company shall cancel the Existing Warrants and issue the Exchange Securities to each Holder. In connection with the Exchange, each Holder hereby relinquishes all rights, title and interest in the Existing Warrants (including any claims each Holder may have against the Company related thereto other than for receipt of the Exchange Securities) and assigns the same to the Company. The issuance of the Exchange Securities to each Holder will be made without registration of such Exchange Securities under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act and accordingly, the Exchange Securities will be issued by the Company to each Holder without any restrictive legends. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Agreement shall only be effective upon 1) the execution and delivery of this Agreement by the Company and the Holders, and 2) the execution and delivery of agreements substantially identical to this Agreement (each, an “Other Agreement” and collectively with any warrants issued thereunder, the “Other Transaction Documents”) with every other holder (each, an “Other Holder”) of 2023 Warrants (the Company has indicated that Warrants to purchase an aggregate of 5,389,126 2023 Ordinary Shares are outstanding prior to the Effective Date) (such later date, the “Effective Date”).

Section 1.2 Issuance of Exchange Securities. Within one Trading Day (as defined below) after the Effective Date, (i) the Company shall use cause its transfer agent, Vstock Transfer, LLC (the “Transfer Agent”), to issue to each Holder the Exchange Shares, and shall cause the Exchange Shares to be transmitted to each Holder by crediting each Holder’s Depository Trust Company (“DTC”) account through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system pursuant to each Holder’s instructions as set forth in each Holder’s signature page hereto, and (ii) the Company shall deliver to each applicable Holder a duly executed pdf copy of the certificates registered in Holder’s name representing the Exchange Warrants. Effective as of the later of (i) the Effective Date and (ii) delivery (a) by the Company’s transfer agent of the Exchange Shares and (b) by the Company of the pdf copies of the Exchange Warrants, the Existing Warrants will be deemed automatically cancelled in full and be of no further force and effect. No later than three (3) Trading Days following the Effective Date, each Holder shall deliver, or cause to be delivered, to the Company, all certificates representing the Existing Warrants. Notwithstanding anything to the contrary contained herein, with respect to any Notice(s) of Exercise (as defined in the Exchange Warrants) delivered on or prior to 4:00 p.m. (New York City time) on the Effective Date, which may be delivered at any time after execution of this Agreement, the Company agrees to deliver the Warrant Shares issuable upon exercise of the Exchange Warrants subject to such notice(s) by 4:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date, and the Trading Day immediately following the Effective Date shall be the Warrant Share Delivery Date (as defined in the Exchange Warrants) for purposes hereunder.

1.3 Buy-In Damages. In addition to each Holder’s other available remedies, the Company shall pay to a Holder, in cash, if the Company fails to (a) issue and deliver (or cause to be delivered) to such Holder by the first Trading Day following the Effective Date (the “Share Delivery Date”) the Exchange Shares as required pursuant to Section 1.2 above that are free from all restrictive and other legends and (b) if after the Share Delivery Date such Holder purchases or is caused to purchase (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Holder of all or any portion of the number of Ordinary Shares that such Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Ordinary Shares for which delivery was required by the Company by the Share Delivery Date multiplied by (y) the average of the high and low sales prices of the Ordinary Shares on the date of Holder’s purchase thereof.

Article II
Representations, Warranties and Covenants of each Holder

Each Holder, severally and not jointly, represents and warrants to the Company as follows, with respect to such Holder only:

Section 2.1 Existence and Power.

(a) Each Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) Each Holder has all requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Holder, and no further consent, approval or authorization is required by each Holder in order for each Holder to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by each Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Section 3(a)(9). The Holder understands that the Exchange Securities and the Ordinary Shares issuable pursuant to the Exchange Warrants (the “Warrant Shares”) are being offered and issued in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and not pursuant to a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

Section 2.4 Title to Warrants. Each Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants, free and clear of any Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Existing Warrants and will deliver such Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws and except as set forth herein each Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in such Existing Warrants, or (ii) given any person or entity any transfer order, power of attorney, vote, plan, pending proposal or other right of any nature whatsoever with respect to such Existing Warrants which would limit each Holder’s power to transfer the Existing Warrants hereunder. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement by each Holder and the consummation by each Holder of the transactions contemplated hereby do not and will not (i) result in any violation of the provisions of the organizational documents of each Holder or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which each Holder is a party or by which each Holder is bound or to which any of the property or assets of each Holder is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over each Holder or any of its properties or cause the acceleration or termination of any obligation or right of each Holder, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of each Holder to perform its obligations hereunder.

Section 2.6 Investment Decision.

(a) (i) Each Holder is a sophisticated investor acquiring the Exchange Securities and Warrant Shares in the ordinary course of its business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Securities and the Warrant Shares and has so evaluated the merits and risks of investing in the Exchange Securities and the Warrant Shares , (ii) each Holder is able to bear the entire economic risk of investing in the Exchange Securities and the Warrant Shares, (iii) each Holder is investing in the Exchange Securities and the Warrant Shares with a full understanding of all of the terms, conditions and risks of such an investment and willingly assuming those terms, conditions and risks and (iv) each Holder has not relied on any statement or other information provided by any person concerning the Company, the Exchange , the Exchange Securities or the Warrant Shares .

(b) The Holder acknowledges that an investment in the Exchange Securities and the Warrant Shares involves a high degree of risk, and the Exchange Securities and the Warrant Shares are, therefore, a speculative investment. The Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and each Holder. The Holder acknowledges that the Company has not given any investment advice, rendered any opinion or made any representation to each Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. THE HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE EXISTING WARRANTS FOR ORDINARY SHARES PURSUANT TO THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

(c) Each Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as each Holder has deemed necessary or advisable in connection with each Holder’s evaluation of the Exchange. The Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. Each Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Securities and the Warrant Shares and is not relying on the Company or any of its affiliates for any such advice. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder has made an independent decision to exchange its Existing Warrants for Exchange Securities and is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Securities and the Warrant Shares and the transactions contemplated by this Agreement.

(d) Each Holder is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act) or (ii) the “beneficial owner” (as that term is defined under the Securities Exchange Act of 1934, as amended) of more than 10% of the Company’s Ordinary Shares.

Section 2.7 No Additional Consideration. None of the Holders is providing anything of value for the Exchange Securities or the Warrant Shares other than the Existing Warrants.

Section 2.8 No Remuneration. None of the Holders nor anyone acting on each Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Article III
Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties and covenants each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

(b) The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Securities and the Warrant Shares hereunder, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof) (the “Board of Directors”), and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Securities and the Warrant Shares hereunder.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association (or other organizational documents) of the Company or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or cause the acceleration or termination of any obligation or right of the Company, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Party, or an event, change or occurrence that would materially adversely affect the ability of the Party to perform its obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by each Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Securities and the Warrant Shares. The Exchange Securities and the Warrant Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Exchange Warrant, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. Assuming the accuracy of the representations of each Holder in Article II of this Agreement, the Exchange Securities and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the Exchange Securities and the Warrant Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

Section 3.4 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Section 3.5 Standstill. For a period of 45 days from the date of this Agreement, the Company shall not, without the Holder’s prior written consent (i) implement any share combination or reserve split of the Ordinary Shares; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of, or grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (iii) file or cause to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (ii), (iii), or (iv) above is to be settled by delivery of shares of Ordinary Shares or such other securities, in cash or otherwise; or

The restrictions contained in this Section 3.5 shall not apply to (i) the issuance of the Exchange Shares, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an outstanding share option or warrant or the conversion of a security outstanding on the date hereof, (iii) the issuances of any securities under any equity-based compensation plan, incentive plan, share plan or dividend reinvestment plan adopted and approved by a majority of the directors of Company before or after the date of this Agreement, (iv) any registration statement on Form S-8, or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registrations statement during the 30 days following the date of this Agreement.

Section 3.6. Opinion of Counsel. If required by the Company’s Transfer Agent, the Company will promptly cause an opinion of counsel to be delivered to and/or maintained (as applicable) with its Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent, at the Company’s sole expense, that authorize and direct the Transfer Agent to issue such Exchange Shares free and clear of any legend or other restrictions on transfer.

Article IV
Miscellaneous Provisions

Section 4.1 Issuance of Form 6-K. On or prior to 9:00 am (New York time) on August 28, 2025, the Company shall file a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission disclosing all material terms of the transaction contemplated hereunder (“6-K Filing”). From and after the issuance of the 6-K Filing, the Company represents to each Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 6-K Filing, solely by virtue of its participation in the transactions contemplated by this Agreement. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and each Holder or its respective affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate.

The Company understands and confirms that Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company. If the Company does provide material, non-public information or confidential or proprietary information to Holder without Holder’s written consent, the Company shall promptly file such information with the SEC on a Report of Foreign Private Issuer on Form 6-K and the Holder shall not be subject to any duty of confidentiality contained herein with respect to such information.

Section 4.2 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of each Holder and the Company as set forth herein in Articles II and III, respectively, shall survive the consummation of the transactions contemplated herein.

Section 4.3 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to each Holder, at its respective address set forth in the signature page hereto; and

(b) if to the Company, at its address, as follows:

EZGO Technologies Ltd.

Building #A, Floor 2, Changzhou Institute of Dalian University of

Technology Science and Education Town

Wujin District, Changzhou City

Attn: Jianhui Ye

Email: ir@ez-go.com.cn

with a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: Jason Ye

William S. Rosenstadt

Email: jye@orllp.legal

wsr@orllp.legal

Each Party hereto by notice to the other Party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) at the time of transmission, if transmitted by email, so long as the sender does not receive an automated response from the anticipated recipient’s server that such email was not or cannot be delivered; and (iv) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 4.4 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange, which includes the Settlement Agreement to which this Exchange Agreement is annexed, embody the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.5 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their successors and assigns. A Party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of each other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that each Holder can assign or otherwise transfer the benefit of this Agreement to any of its affiliates without the prior written consent of the Company.

Section 4.6 Time is of the Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

Section 4.7 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or in portable document format (.pdf) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 4.8 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude each Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Holder or to enforce a judgment or other court ruling in favor of each Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.10 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a Party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such Party shall be entitled to sue any Party to this Agreement with respect thereto.

Section 4.11 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such noncompliance or breach.

Section 4.12 Word Meanings. The words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.13 No Broker. Neither Party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which that particular Party shall be solely responsible.

Section 4.14 Further Assurances. Each Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either Party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.15 Costs and Expenses. Each Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, the fees and expenses of their respective advisers, counsel, accountants and other experts, if any.

Section 4.16 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.17 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.18 Independent Nature of each Holder’s Obligations and Rights. The obligations of each Holder under the Transaction Documents are several and not joint with the obligations of any other Holder under the Transaction Documents and any Other Holder under any Other Transaction Documents, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Documents or any Other Holder under any Other Transaction Documents. Nothing contained in any Transaction Document or any Other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holder as, and the Company acknowledges that the Holders and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that any Holder or Other Holder is in any way acting in concert or as a group or entity, and the Company acknowledges that the Holders and the Other Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents or the Other Transaction Documents. The decision of each Holder to enter into the transactions contemplated hereby has been made by such Holder independently of any other Holder or Other Holders. Each Holder acknowledges that no other Holder or Other Holder has acted as agent for such Holder in connection with such Holder making its investment hereunder and that no other Holder or Other Holder will be acting as agent of such Holder in connection with monitoring the Holder’s investment in the Exchange Securities or enforcing its rights under the Transaction Documents. The Company and each Holder confirms that such Holder has independently participated with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Subject to Section 4.11 hereof, each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder or Other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

EZGO TECHNOLOGIES LTD.

By:
Name:	Jianhui Ye
Title:	Chief Executive Officer

[Company Signature Page to EZGO Warrant Exchange Agreement]

The Holders:

[_______]

By:
Name:
Title:

Address:

Number of Existing Warrants: ________________________

Number of Exchange Shares: ________________________

Number of Exchange Warrants: ________________________

DWAC Instructions for Exchange Shares:

[_______]

DTC # [___]

Acct name: [________]

Account #: [________]

[Investor Signature Page to EZGO Warrant Exchange Agreement]